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                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

May ___, 2005

Feltl & Company
225 South Sixth Street
Suite 4200
Minneapolis, MN 55402

Ladies and Gentlemen:

      Peoples Educational Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Feltl & Company (the "Underwriter"), 500,000 shares of its Common Stock, $.02 par value (the "Common Stock"). The 500,000 shares of Common Stock to be sold by the Company are called the "Firm Common Shares." In addition, the Company has granted to the Underwriter an option to purchase up to an additional 75,000 shares of Common Stock (the "Optional Common Shares"), as provided in Section 2 of this Agreement. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares."

      The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (File No. 333-123868), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements and exhibits, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Common Shares, is called the "Prospectus". All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Common Shares as contemplated by Section 3(q) of this Agreement.

      The Company hereby confirms its agreements with the Underwriter as follows:

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      Section 1. Representations and Warranties. The Company hereby represents, warrants, covenants, and agrees with the Underwriter, that:

      (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

      Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, at the First Closing Date (as defined below) and at the Second Closing Date (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the First Closing Date (as defined below) and at the Second Closing Date (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the "Underwriting" section of the Registration Statement, or of any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. There are no material agreements or understandings affecting the Company that have not been reduced to writing and so filed.

      (b) Offering Materials Furnished to the Underwriter. The Company has delivered to the Underwriter three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

      (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as

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defined below) and the completion of the Underwriter's distribution of the
Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

      (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

      (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in writing prior to the date of this Agreement, with copies of such written waivers furnished to the Underwriter.

      (g) No Material Adverse Change. Except as otherwise disclosed or described in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no adverse change, or any development that could reasonably be expected to result in an adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company that is, individually or in the aggregate, material to the Company, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect is called a "Material Adverse Change"); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock, nor is there any agreement or understanding with respect to the same.

      (h) Independent Accountants. McGladrey and Pullen, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accountants within the meaning of Regulation S-X issued under the Securities Act and the Exchange Act and as required under the Securities Act and Exchange Act.

      (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the

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Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth under the captions "Summary -- Summary Financial Data," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

      (j) Incorporation and Good Standing of the Company and PPG. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Peoples Publishing Group, Inc., a Delaware corporation ("PPG"), is the only subsidiary of the Company and is wholly-owned by the Company, and there are no options, warrants, or other rights that have been granted or are outstanding with respect to the capital stock of PPG. PPG is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. PPG is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to qualify or to be in good standing would not, individually or in the aggregate result in a Material Adverse Change.

      (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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      (l) Quotation. The Common Shares have been approved for inclusion on the
Nasdaq SmallCap Market, subject only to official notice of issuance.

      (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor PPG is in violation of its Certificate of Incorporation or Bylaws or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, understanding, franchise, lease or other instrument or agreement to which the Company or PPG is a party or by which it may be bound, or to which any of the property or assets of the Company or PPG is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or PPG pursuant to, or require the consent of any other party to, any Existing Instrument, except for any conflict, breach, Default, lien, charge or encumbrance as would not, individually or in the aggregate, result in a Material Adverse Change and
(iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or PPG, except for any violation that would not result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption, or repayment of all or a portion of such indebtedness by the Company or PPG.

      (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or PPG, (ii) which has as the subject thereof any officer, director or employee of, or property owned or leased by, the Company or PPG, or (iii) relating to environmental or discrimination matters, where in any such case any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or by the Prospectus. No labor dispute with the employees of the Company or PPG or with the employees of any third party, with whom the Company has a material relationship, exists or, to the best of the Company's knowledge, is threatened or imminent.

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      (o) Intellectual Property Rights. Except as otherwise disclosed in the
Prospectus, the Company and PPG own or possess valid and enforceable licenses or other rights to use all trademarks, trade names, service marks, patent rights (including all patents and patent applications), copyrights, domain names, licenses, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, trade secrets, technologies, proprietary techniques (including processes and substances) and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct its business as now conducted and as currently contemplated to be conducted as disclosed in the Registration Statement and the Prospectus, free and clear of all liens, claims and encumbrances, other than as described in the Registration Statement and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company or PPG from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the best knowledge of the Company, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or PPG (or if the Intellectual Property is licensed, the licensor thereof) in any Intellectual Property owned or licensed to the Company or PPG; (iii) neither the Company or PPG nor (if the Intellectual Property is licensed) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between the Company or PPG and any licensor with respect to any Intellectual Property Right. The Company and PPG have taken all reasonable steps to protect, maintain and safeguard the Intellectual Property Rights for which improper or unauthorized disclosure would impair its value or validity and has entered into appropriate and enforceable nondisclosure and confidentiality agreements and made appropriate filings and registrations in connection with the foregoing.

      (p) Title to Properties. The Company and PPG have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and PPG. The real property, improvements, equipment and personal property held under lease by the Company and PPG are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or PPG.

      (q) Tax Law Compliance. The Company and PPG have filed all necessary federal, state and foreign income, employment and franchise tax returns and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them. The Company and PPG have made adequate charges, accruals and reserves in the applicable financial statements referred to in

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Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or PPG have not been finally determined.

      (r) Company is Not an "Investment Company". The Company has been advised by its legal counsel of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (s) Insurance. The Company and PPG are insured by reputable institutions licensed to do business in the State of Delaware, Minnesota, Texas and other states in which they are conducting business, with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and PPG against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it and PPG will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor PPG has been denied any insurance coverage that they have sought or for which they have applied.

      (t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Common Shares on the Nasdaq SmallCap Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (u) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company and PPG, on the one hand, and the directors, officers, employees, contractors, stockholders, customers, distributors or suppliers of the Company or PPG, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

      (v) Internal Controls and Procedures and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date of the latest audited financial statements included in the Prospectus, the Company's internal control over financial reporting was effective and the Company was not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

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      (w) No Unlawful Contributions or Other Payments. Neither the Company, PPG,
nor any director, officer, employee, agent, contractor, distributor or other persons acting on behalf of the Company or PPG, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

      (x) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that with respect to the Company and PPG (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor PPG is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or PPG under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or PPG received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or PPG have received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup

                                       8

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costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or PPG, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company, PPG or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, PPG or against any person or entity whose liability for any Environmental Claim the Company or PPG has retained or assumed either contractually or by operation of law.

      (z) ERISA Compliance. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under
Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

      (aa) Brokers. Except as disclosed in the Registration Statement and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or PPG any brokerage or finder's fee or other fee, commission or performance-based compensation as a result of any transactions contemplated by this Agreement.

      (bb) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or PPG to or for the benefit of any of the officers, directors, employees or consultants of the Company or PPG except as disclosed in the Registration Statement and the Prospectus.

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      (cc) Suppliers. No supplier of products to the Company or PPG has ceased shipments to the Company or PPG or indicated, to the Company's best knowledge, an interest in decreasing or ceasing its sales to the Company or PPG or otherwise modifying its relationship with the Company, or PPG, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, individually or in the aggregate, result in a Material Adverse Change.

      (dd) MD&A. There are no transactions, arrangements or other relationships that are required to be disclosed in the Prospectus by the Commission's "Statement About Management's Discussion and Analysis of Financial Condition and Results of Operations" (January 22, 2002) that are not so disclosed or described as required.

      (ee) Sarbanes-Oxley Act. Since August 26, 2004, there has been no failure on the part of the Company or PPG or any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act, including without limitation Section 402 related to loans.

      (ff) Patent Filings. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications (if any) owned by the Company that are material to the Company or its business (the "Company Patent Applications"). The Company has complied with the PTO's duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to, and complete ownership of, the Company Patent Applications.

      Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsels to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      Section 2. Purchase, Sale and Delivery of the Common Shares.

      (a) The Firm Common Shares. The Company agrees to issue and sell to the Underwriter the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the

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Company the number of Firm Common Shares as set forth on Schedule 1 attached hereto. The purchase price per Firm Common Share to be paid by the Underwriter to the Company shall be $______ per share.

      (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Lindquist & Vennum P.L.L.P., located at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402 (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m., Minneapolis, Minnesota time, on _________, 2005, or such other time as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

      (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 75,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Common Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth
(i) the aggregate number of Optional Common Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, the Underwriter agrees to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Underwriter may determine) set forth in the notice from the Underwriter to the Company referenced in this subsection (c). The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

      (d) Public Offering of the Common Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter, in its sole judgment, has determined is advisable and practicable.

      (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Underwriter has been authorized for its own account to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriter has agreed to purchase.

      (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Underwriter for the account of the Underwriter, certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriter for the account of the Underwriter certificates for the Optional Common Shares the Underwriter has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in Minneapolis, Minnesota as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter. In lieu of manual delivery of the certificates for the Common Shares, by mutual agreement of the Company and the Underwriter delivery of the certificates of the Common Shares may be satisfied pursuant to the DWAC procedures.

      (g) Delivery of Prospectus to the Underwriter. Not later than 3:00 p.m. (Minneapolis, Minnesota time) on the next business day, or such shorter period as may be required by law, following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

      Section 3. Additional Covenants. The Company further covenants and agrees with the Underwriter as follows:

      (a) Underwriter's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such other date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably object.

      (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

      (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

      (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

      (e) Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or other foreign laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) Use of Proceeds. The Company shall apply the proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) Transfer Agent. The Company shall engage and maintain, at its expense, an independent, qualified and experienced registrar and transfer agent for the Common Stock.

      (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act.

      (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq SmallCap Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall timely report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

      (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriter as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

      (k) Quotation. The Company will take such steps as are necessary or helpful to include, subject to notice of issuance, the Common Shares on the Nasdaq SmallCap Market.

      (l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter).

      (m) Future Reports to the Underwriter. For a period of five years following the date of the prospectus, the Company will furnish to the Underwriter, Feltl & Company, 225 South Sixth Street, Suite 4200, Minneapolis, MN 55402, Attention: John C. Feltl (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

      (n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

      (o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      (p) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company, and will take steps necessary to enforce the same, that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

      (q) Upon written request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Common Shares, (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

      Section 4. Payment of Expenses and Underwriter's Warrants.

      (a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel, independent registered or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or any foreign jurisdiction, and preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable expenses of counsel for the Underwriter in connection with, the NASD's review and approval of the Underwriter's participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq SmallCap Market, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Common Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or the Underwriter in connection with the road show presentations, lodging expenses of the Underwriter and officers of the Company and any such consultants, and all transportation expenses, in connection with the road show, (xi) a nonaccountable expense allowance payable to the Underwriter equal to three percent (3%) of the public offering price of the Common Shares payable on the First or Second Closing Date, and (xii) all expenses of the Underwriter in connection with due diligence meetings with the investment community. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

      (b) On the First Closing Date, the Company shall sell to the Underwriter for an aggregate of $50, the Underwriter's Warrant entitling the Underwriter to purchase up to an aggregate of 50,000 shares of the Company's Common Stock, at an exercise price of $_________ (subject to adjustment), which shall first become exercisable one year after the Effective Date and shall remain exercisable for a period of four (4) years thereafter. The Underwriter's Warrant shall be subject to certain transfer restrictions and shall be in substantially the form attached as Appendix A hereto.

      Section 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing

Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Accountants' Comfort Letter. The Underwriter shall have received a letter on the date of this Agreement, dated the date of delivery thereof of McGladrey and Pullen, LLP, in form and substance acceptable to the Underwriter, confirming that they are independent registered accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus, except as disclosed in the Prospectus; or

                  (B) for the period from the closing date of the latest income statement included in the Registration Statements and the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in the total or per share amounts of net income (loss), except as disclosed in the Prospectus; and

            (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, "Prospectus" shall mean the prospectus included in the Registration Statement, including any Prospectus filed pursuant to Rule 424(b).

      (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

            (i) the Company, if required, shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

            (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

      (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the judgment of the Underwriter there shall not have occurred any Material Adverse Change, other than as described or contemplated in the Registration Statement and the Prospectus.

      (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the favorable opinion of Robins, Kaplan, Miller and Ciresi L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Underwriter, the form of which is attached as Exhibit B.

      (e) Opinion of Counsel for the Underwriter. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the favorable opinion of Lindquist & Vennum P.L.L.P., counsel for the Underwriter, dated as of such Closing Date in a form satisfactory to the Underwriter.

      (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the written certificates executed by the Chief Executive Officer and President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
(b)(ii) of this Section 5, and further to the effect that:

            (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

            (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

            (iv) certify (a) that any financial projections presented to the Underwriter for its review were prepared in good faith and represent the President's best estimate of the Company's financial condition following the first Closing Date; and (b) that the net proceeds to be derived from the offering that is the subject hereof are sufficient to fund the Company's operation for at least twelve (12) months following the First Closing Date;

      (g) Secretary's Certificate. On each of the First Closing Date and the Second Closing Date, the Underwriter shall have received the written certificates executed by the Secretary of the Company, dated as of such Closing Date, in the form and substance satisfactory to the Underwriter, certifying as to (i) the incumbency and the signatures of those officers of the Company executing this Agreement and such other certificates or documents contemplated under this Agreement, (ii) the Certificate of Incorporation and Bylaws of the Company, and (iii) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and such other certificates or documents contemplated under this Agreement, a copy of such resolutions to be attached to said certificate.

      (h) Good Standing. The Underwriter shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form from the appropriate Governmental Authorities of such jurisdictions.

      (i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Underwriter shall have received from McGladrey and Pullen LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and Second Closing Date, if applicable.

      (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit C hereto from each director and officer, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

      (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

      Section 6. Reimbursement of Underwriter's Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 5 or Section 10, or if the sale to the Underwriter of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, (unless such failure to perform or comply is due to the material default of the Underwriter), the Company agrees to reimburse the Underwriter, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, but not to exceed $25,000.

      Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Underwriter of the effectiveness of the Registration Statement under the Securities Act.

      Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter to the extent required by Sections 4 and 6 hereof, (b) the Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 8. Indemnification.

      (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers, directors and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, joint or several, as incurred, to which the Underwriter, its officers, directors and employees or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Company in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
(i) through (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence, bad faith or willful misconduct; and to reimburse the Underwriter, its officers, directors and employees and each such controlling person for any and all expenses (including the fees and disbursements of counsel for the Underwriter chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter, officer, director, employee, or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling the

Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and (C) in the event that the Company reimburses the Underwriter, officer, director, employee, or controlling person for expenses under this Section 8(a) and it is finally determined that such parties were not entitled to received payments for expenses pursuant to this Section 8(a), such parties will promptly return all sums that had been so advanced pursuant hereto, together with simple interest, from the date of such final judicial determination, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank National Association. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, or the Prospectus (or any amendment or supplement thereto) are the commissions and expenses data under the caption "Underwriting" in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

      (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

      The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

      Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions or discount received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer, director and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      Section 10. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission, the Nasdaq National Market or by the Nasdaq SmallCap Market or trading in securities generally on either the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York, New Jersey or Minnesota authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the reasonable judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; or (v) the Company or PPG shall have sustained a loss by strike, fire, flood, earthquake, storm, accident or other calamity of such character as in the reasonable judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company or PPG regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof, (b) the Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

      Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Underwriter:

            Feltl & Company
            225 South Sixth Street
            Suite 4200
            Minneapolis, MN  55402
            Attention: John C. Feltl

      with copies to:

            Lindquist & Vennum P.L.L.P.
            4200 IDS Center
            80 South Eighth Street
            Minneapolis, MN  55402
            Attention: Girard P. Miller

      If to the Company:

            Peoples Educational Holdings, Inc.
            299 Market Street
            Saddle Brook, NJ 07663-5316
            Attention: Brian T. Beckwith

      with a copy to:

            Robins, Kaplan, Miller & Ciresi L.L.P.
            2800 LaSalle Plaza
            800 LaSalle Avenue
            Minneapolis, MN 55402-2015
            Attention: Eric O. Madson

      Any party hereto may change the address for receipt of communications by giving written notice to the others.

      Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares from the Underwriter merely by reason of such purchase.

      Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      Section 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

      Section 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

      Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

      The respective indemnities, contribution agreements, representations, warranties, covenants and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers, directors or employees of the Underwriter, any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter's officers, directors and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Common Shares from an Underwriter merely because of such purchase.

                            [SIGNATURE PAGES FOLLOW]

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       PEOPLES EDUCATIONAL HOLDINGS, INC.

                                       By:
                                           _____________________________________
                                           Brian T. Beckwith
                                           President and Chief Executive Officer

      The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

FELTL & COMPANY

By: ___________________________
    John C. Feltl
    Director of Capital Markets

                                                                       EXHIBIT A

                              UNDERWRITER'S WARRANT

                                                                       EXHIBIT B

                       OPINION OF COUNSEL FOR THE COMPANY

                                                                       EXHIBIT C

                                LOCK UP AGREEMENT